Ex. 99.1

Immune Therapeutics announces financing and debt restructuring plan.

Orlando, Florida June 2, 2021, Immune Therapeutics Inc. (OTC-PINK: IMUND) (the “Company”) announced today that the Company has received and signed a non-binding term sheet to enter into an agreement that would provide working capital and wipe out a significant portion of its long-standing Debt.

The Company received the term sheet from existing Immune Shareholders to provide the funds necessary to complete the restructuring of Immune. According to the agreement, the investors will lend a minimum of $700,000 and a maximum of $1,500,000 to the Company in exchange for non-convertible promissory notes bearing interest at 5%.

In connection with the transactions above, to the extent a noteholder holds any warrants to purchase shares of common stock of Borrower (“Warrants”), Lender shall have the right to apply all or any portion of the Debt under this Note toward exercising such Warrants, upon the terms and subject to the conditions provided in the Warrants. Upon converting the warrants, the lenders have a one-year lock-up agreement with leak-out provisions.

In addition, the Company is negotiating with former employees, current management, directors, and other accounts payable and hopes to settle shortly. Closing the transactions contemplated by the Letter of Intent is subject to several conditions being satisfied, including completing due diligence.,

Earlier this year, the Company successfully restructured its toxic convertible promissory Note in default since May of 2018 issued by Iliad Research & Trading, L.P., for $425,000.00 on October 20, 2017. The Note carried 22% percent interest default interest and was convertible into common shares of Immune stock at a 60% discount to market.

The Note was purchased by Global Reverb Corp and a shareholder in November of 2020. The parties agreed to restructure the balance of $697,000 (reflecting the total principal, interest, and penalties) associated with the instrument. Under the terms of the restructuring, the lenders canceled the existing Iliad Note. Two new notes were issued; one to Global Reverb and one to the shareholder. The notes are for one year with a one-year extension bearing 5% interest. There is no conversion feature on the restructured balance.

The agreement provides for filing a 14A Proxy within 30 days of closing the agreement and funding. The 14A will provide for a new slate of five (5) Directors and corporate Officers, appoint Turner & Stone LLP as auditors of the Company to hold office until the conclusion of the next general meeting at which accounts are laid before the Company, and conduct any other business properly brought before the Annual Meeting. The lenders will appoint two (2) advisors to the Board until the shareholders meeting during the transaction.

“The restructuring of the notes and funding is a significant achievement for the Company, and we are thankful that our existing lenders agreed that a restructuring would benefit the Company and its growth initiatives. The restructuring improved our balance sheet and was one of the critical next steps in our strategic plan as we are continually working and uplifting. We believe that the amendment of these notes and additional funding is a key accomplishment and that our current market cap does not accurately reflect the value of the Company and the emerging opportunity in biotech,” stated Kevin Phelps, Company CEO.

“On behalf of the Board of Directors of Immune - many of whom are investing alongside you - thank you for your investment and continued shareholder support. We look forward to sharing our progress with you in the coming weeks,” Mr. Phelps concluded.

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the reverse stock split, authorized shares reduction and the related timing of implementation and effects thereof. Forward-looking statements are statements other than statements of historical fact. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and variations of such words and similar expressions, although not all forward-looking statements contain these identifying words. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties.

Immune Therapeutics:

(888) 613-8802

www.immunetherapeutics.com